Exhibit 99.1

Butterfly Network Reports First Quarter 2024 Financial Results

Achieves 14% Revenue Growth - Exceeding Expectations

Raises Full Year Guidance

●	Delivered record first quarter Revenue of $17.7 million
●	Reduced Net Loss by 35% and Net Cash Used in Operations by 52%
●	Successfully launched next generation device Butterfly iQ3™ and training app ScanLab™
●	Received European Union Medical Device Regulation (EU MDR) certification

BURLINGTON, Mass. & NEW YORK--(BUSINESS WIRE) -- Butterfly Network, Inc. (NYSE: BFLY) (“Butterfly” or the “Company”), a digital health company transforming care with handheld, whole-body ultrasound and intuitive software, today announced financial results for the first quarter ended March 31, 2024, and provided a business update.

Joseph DeVivo, Butterfly’s Chairman and CEO said, “We achieved our strongest first quarter in Butterfly’s history with all channels contributing. Our business returned to growth with a 22% increase in probe volume following the successful commercial launch of our third-generation handheld system, Butterfly iQ3™, which was available for only half of the quarter in the US market. Revenue increased 14% over last year’s first quarter while we improved our execution and increased efficiency across our operations, leading to a reduction in our quarterly use of cash by half. These results came on the heels of us over-achieving our fourth quarter 2023 expectations. We are so encouraged by our first quarter results that we are confidently increasing our guidance for 2024.

DeVivo continued, “Building on this progress, we recently received EU MDR certification, which will enable Butterfly to roll-out a number of advanced features on our Butterfly iQ+™ in the European market, as we continue to progress towards launching the iQ3 in Canada and Europe in 2024. Our success is also supported by the launch of our new AI-powered educational application ScanLab™, which complements Butterfly’s full suite of educational products and helps drive adoption, further fueling growth. And finally, Butterfly Garden, our partnership ecosystem enabling third-party AI development on our platform, recognized the first successful commercialization of a product developed using our technology.

“We had a number of positive announcements, a successful product launch, and reached important milestones this quarter. Our work strengthened our position as the leading point-of-care ultrasound company, and we look forward to building on our strong start throughout 2024.”

Recent Operational Highlights:

●	Received FDA Clearance for and Launches Next-Generation Butterfly iQ3™: On February 13, 2024, Butterfly announced the commercial launch of its third-generation handheld point-of-care ultrasound system, Butterfly iQ3, which received FDA clearance ahead of schedule in January 2024.

●	Received EU MDR Certification for Butterfly iQ+: On March 20, 2024, Butterfly announced the attainment of its EU MDR certificate for the Butterfly iQ+ ultrasound system. This additional certification allows Butterfly to release important new features to all existing and prospective European customers, including Pulse Wave Doppler in a number of presets and its AI-enabled Auto B-Line Counter.

●	Published White Paper on iQ Slice™ and iQ™ Fan: the paper proposed new clinical protocols using the advanced automated tools to reduce the number of scans needed in an exam and enhance diagnostic efficiency. It can be accessed at: https://www.butterflynetwork.com/resources.

●	Launched Ultrasound Education Offering ScanLab™: On January 15, 2024, Butterfly launched Scanlab™, an AI-powered educational application for ultrasound scanning practice that joins Butterfly’s full suite of education products.

●	First Butterfly Garden Commercialization: On April 23, 2024, ThinkSono released ThinkSono AI Training and became Butterfly’s first partner in Butterfly Garden to commercialize an offering.

●	Hosted Investor Day: On March 18, 2024, Butterfly hosted an Investor Day at the New York Stock Exchange that featured presentations from members of Butterfly’s executive and senior leadership team, providing insights into the Company’s product, software and services portfolio within its core point-of-care ultrasound market, as well as its strategic initiatives to expand into new markets. A replay of the event can be accessed under Archived Events at: https://ir.butterflynetwork.com/events-and-presentations/default.aspx

Three Months Ended March 31, 2024 Financial Results

Revenue: Total revenue was $17.7 million, up from $15.5 million in the first quarter of 2023. U.S. revenue was $12.2 million, up 19% from prior year, driven by the launch of iQ3, higher probe sales and higher average selling prices. International sales increased 14% year-over-year to $4.2 million, primarily due to higher probe volume partially offset by lower average selling prices due to a higher mix of sales to distributors. Other revenue contributed $1.3 million.

●	Product revenue was $11.3 million, an increase of 28% versus the prior year period, driven by the 22% increase in units fulfilled year-over-year.
●	Software and other services revenue was down 4% year-over-year at $6.4 million. Software and services mix was 36% of revenue and decreased by 7 percentage points versus prior year due to the higher product revenue achieved this quarter.

Gross profit: Gross profit was $10.3 million versus gross profit of $9.1 million in the prior year period. Gross margin decreased to 58.2% from 58.7% in the prior year period, primarily due to product mix, reflecting a higher proportion of product revenues, and higher amortization which reduced margin by approximately 170 basis points, partially offset by higher average selling prices.

Operating expenses: Operating expenses were $32.9 million, down 25% from $44.1 million in the prior year period, due to previously announced reductions in force, as well as non-payroll spending rationalization across all areas.

Total operating expenses excluding stock-based compensation and Other expense were $26.0 million, compared to $33.5 million in the first quarter of 2023, representing a decrease of 22%.

Net loss: Net loss was $21.8 million, compared to $33.5 million in the prior year period.

Adjusted EBITDA: Adjusted EBITDA loss was $13.2 million, compared to $22.3 million in the prior year period.

Adjusted EPS: Adjusted EPS was ($0.07), compared to ($0.11) in the prior year period.

Cash, cash equivalents, and restricted cash: Cash, cash equivalents, and restricted cash were $116.8 million as of March 31, 2024.

Guidance

Increased guidance for the Fiscal Year 2024 to:

●	$75 million to $80 million or approximately 15-20% Revenue growth
●	Adjusted EBITDA loss of $55 million - $50 million

A reconciliation of net loss to adjusted EBITDA and adjusted EPS for the three months ended March 31, 2024, and 2023 is provided in the financial schedules that are part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Non-GAAP Financial Measures.”

NYSE Listing Standards

On April 26, 2024, we received a notification letter from the New York Stock Exchange (the “NYSE”) advising us that because the average closing price of the Company’s common stock was less than $1.00 over a consecutive 30 trading-day period, we are not in compliance the NYSE listing standards. The Company’s common stock will continue to be listed and traded on the NYSE, subject to our compliance with other NYSE continued listing standards.

Butterfly has a period of six months following the receipt of the notification to regain compliance with the minimum price criteria. The Company plans to regain compliance through a recovery in the stock price and, if the stock price does not recover within the applicable cure period, through a reverse stock split. The Delisting Notice does not affect the ongoing business operations of the Company or its reporting requirements with the Securities and Exchange Commission.

Conference Call

A conference call and webcast to discuss first quarter 2024 financial results and operational progress is scheduled for 5:00 pm ET on May 1, 2024. The conference call will be broadcast live in listen-only mode via a webcast on Butterfly’s Investor Relations website at Events & Presentations. Individuals interested in listening to the conference call on their telephone may do so by dialing in approximately ten minutes prior to start time:

US domestic callers: +1 (833) 470-1428

Global Dial-In Numbers:

https://www.netroadshow.com/events/global-numbers?confId=63404

Access Code: 497756

About Butterfly Network

Founded by Dr. Jonathan Rothberg in 2011, Butterfly Network is a digital health company with a mission is to democratize medical imaging by making high-quality ultrasound affordable, easy-to-use, globally accessible, and intelligently connected, including for the 4.7 billion people around the world lacking access to ultrasound. Butterfly created the world's first handheld single-probe, whole-body ultrasound system using semiconductor technology, Butterfly iQ. The company has continued to innovate, leveraging the benefits of Moore’s Law, to launch its second generation Butterfly iQ+ in 2020, and third generation iQ3 in 2024 – each with increased processing power and performance enhancements. The disruptive technology has been recognized by TIME’s Best Inventions, Fast Company’s World Changing Ideas,

CNBC Disruptor 50, and MedTech Breakthrough Awards, among other accolades. With its proprietary Ultrasound-on-Chip™ technology, intelligent software, and educational offerings, Butterfly is paving the way to mass adoption of ultrasound for earlier detection and remote management of health conditions around the world. Butterfly devices are commercially available to trained healthcare practitioners in areas including, but not limited to, parts of Africa, Asia, Australia, Europe, the Middle East, North America and South America; to learn more about available countries, visit: https://www.butterflynetwork.com/choose-your-country.

Non-GAAP Financial Measures

In addition to providing financial measures based on generally accepted accounting principles in the United States of America (“GAAP”), we provide additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are adjusted EBITDA and adjusted EPS. We present non-GAAP financial measures in order to assist readers of our financial statements in understanding the core operating results that our management uses to evaluate the business and for financial planning purposes. Our non-GAAP financial measures provide an additional tool for investors to use in comparing our financial performance over multiple periods.

Adjusted EBITDA and adjusted EPS are key performance measures that our management uses to assess our operating performance. These non-GAAP measures facilitate internal comparisons of our operating performance on a more consistent basis. We use these performance measures for business planning purposes and forecasting. We believe that adjusted EBITDA and adjusted EPS enhance an investor’s understanding of our financial performance as they are useful in assessing our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.

Adjusted EBITDA and adjusted EPS may not be comparable to similarly titled measures of other companies because they may not calculate these measures in the same manner. Adjusted EBITDA and adjusted EPS are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating the Company’s performance, you should consider adjusted EBITDA and adjusted EPS alongside other financial performance measures prepared in accordance with GAAP, including net loss and EPS.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. In this press release, we have provided reconciliations of adjusted EBITDA and adjusted EPS to net loss, the most directly comparable GAAP financial measures. Reconciliations of adjusted EBITDA and adjusted EPS to corresponding GAAP measures are not available on a forward-looking basis because we are unable to predict with reasonable certainty the non-cash component of employee compensation expense, changes in our working capital needs, variances in our supply chain, the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations, and other such items without unreasonable effort. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with GAAP. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, our expectations with respect to financial results, future performance, commercialization and plans to deploy our products and services, development of products and services, the size and potential growth of current or future markets for our products and services and expectations of regaining compliance with the NYSE listing requirements. Forward-looking statements are based on our current beliefs and assumptions and on information currently available to us. These forward-looking statements involve significant known and unknown risks and uncertainties and other factors that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside our control and are difficult to predict. Factors that may cause such differences include, but are not limited to: our ability to grow and manage growth effectively; the success, cost, and timing of our product and service development activities; the potential attributes and benefits of our products and services; the degree to which our products and services are accepted by healthcare practitioners and patients for their approved uses; our ability to obtain and maintain regulatory approval for our products, and any related restrictions and limitations of any approved product; our ability to identify, in-license, or acquire additional technology; our ability to maintain our existing license, manufacturing, supply, and distribution agreements; our ability to compete with other companies currently marketing or engaged in the development of products and services that we are currently marketing or developing; changes in applicable laws or regulations; the size and growth potential of the markets for our products and services, and our ability to serve those markets, either alone or in partnership with others; the pricing of our products and services, and reimbursement for medical procedures conducted using our products and services; our estimates regarding expenses, revenue, capital requirements, and needs for additional financing; our financial performance; our ability to raise financing in the future; and other risks and uncertainties indicated from time to time in our most recent Annual Report on Form 10-K, as amended, or in subsequent filings that we make with the Securities and Exchange Commission. We caution that the foregoing list of factors is not exclusive. We caution you not to place undue reliance upon any forward-looking statements, which speak only as of the date of this press release. We do not undertake or accept any obligation or undertake to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contacts:

Investors
Heather Getz

Chief Financial and Operations Officer, Butterfly
hgetz@butterflynetinc.com

Neal Nagarajan

IR Agency Representative, Sloane & Company

(301) 273-5662

nnagarajan@sloanepr.com

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended March 31,
	2024	2023
Revenue:
Product	$11,291	$8,848
Software and other services	6,365	6,628
Total revenue	17,656	15,476
Cost of revenue:
Product	5,096	4,349
Software and other services	2,284	2,038
Total cost of revenue	7,380	6,387
Gross profit	10,276	9,089
Operating expenses:
Research and development	10,720	16,651
Sales and marketing	10,378	10,034
General and administrative	10,442	11,019
Other	1,357	6,432
Total operating expenses	32,897	44,136
Loss from operations	(22,621)	(35,047)
Interest income	1,511	1,784
Interest expense	(300)	—
Change in fair value of warrant liabilities	(207)	(207)
Other (expense) income, net	(141)	17
Loss before provision for income taxes	(21,758)	(33,453)
Provision for income taxes	3	87
Net loss and comprehensive loss	$(21,761)	$(33,540)
Net loss per common share attributable to Class A and B common stockholders, basic and diluted	$(0.10)	$(0.17)
Weighted-average shares used to compute net loss per share attributable to Class A and B common stockholders, basic and diluted	208,873,449	202,565,877

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	March 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$112,652	$134,437
Accounts receivable, net	13,914	13,418
Inventories	74,494	73,022
Current portion of vendor advances	3,979	2,815
Prepaid expenses and other current assets	8,234	7,571
Total current assets	213,273	231,263
Property and equipment, net	24,425	25,321
Intangible assets, net	9,967	10,317
Non-current portion of vendor advances	15,169	15,276
Operating lease assets	15,325	15,675
Other non-current assets	6,129	6,422
Total assets	$284,288	$304,274
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,808	$5,090
Deferred revenue, current	14,464	15,625
Accrued purchase commitments, current	131	131
Accrued expenses and other current liabilities	21,139	23,425
Total current liabilities	41,542	44,271
Deferred revenue, non-current	7,217	7,394
Warrant liabilities	1,033	826
Operating lease liabilities	22,252	22,835
Other non-current liabilities	8,240	8,895
Total liabilities	80,284	84,221
Commitments and contingencies
Stockholders’ equity:
Class A common stock $.0001 par value; 600,000,000 shares authorized at March 31, 2024 and December 31, 2023; 184,214,377 and 181,221,794 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	18	18
Class B common stock $.0001 par value; 27,000,000 shares authorized at March 31, 2024 and December 31, 2023; 26,426,937 shares issued and outstanding at March 31, 2024 and December 31, 2023	3	3
Additional paid-in capital	955,382	949,670
Accumulated deficit	(751,399)	(729,638)
Total stockholders’ equity	204,004	220,053
Total liabilities and stockholders’ equity	$284,288	$304,274

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three months ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(21,761)	$(33,540)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization, and impairments	2,584	2,111
Non-cash interest expense	299	—
Write-down of inventories	(81)	—
Stock-based compensation expense	5,524	4,185
Change in fair value of warrant liabilities	207	207
Other	244	(708)
Changes in operating assets and liabilities:
Accounts receivable	(751)	1,077
Inventories	(1,391)	(9,437)
Prepaid expenses and other assets	(376)	(3,175)
Vendor advances	(1,057)	2,260
Accounts payable	703	(1,561)
Deferred revenue	(1,338)	(1,536)
Accrued purchase commitments	—	(1,615)
Change in operating lease assets and liabilities	(163)	175
Accrued expenses and other liabilities	(3,310)	(1,695)
Net cash used in operating activities	(20,667)	(43,252)

Cash flows from investing activities:
Purchases of marketable securities	—	(297)
Sales of marketable securities	—	76,484
Purchases of property, equipment, and intangible assets, including capitalized software	(1,138)	(1,342)
Sales of property and equipment	—	10
Net cash (used in) provided by investing activities	(1,138)	74,855

Cash flows from financing activities:
Net cash provided by financing activities	—	—
Net (decrease) increase in cash, cash equivalents, and restricted cash	(21,805)	31,603
Cash, cash equivalents, and restricted cash, beginning of period	138,650	166,828
Cash, cash equivalents, and restricted cash, end of period	$116,845	$198,431

BUTTERFLY NETWORK, INC.

GROSS PROFIT AND GROSS MARGIN

(In thousands)

(Unaudited)

	Three months ended March 31,
	2024	2023
Revenue	$17,656	$15,476
Cost of revenue	7,380	6,387
Gross profit	$10,276	$9,089

Gross margin	58.2%	58.7%

Depreciation and amortization	$1,585	$1,287
% of revenue	9.0%	8.3%

BUTTERFLY NETWORK, INC.

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Included on the condensed consolidated statements of operations and comprehensive loss as:	Three months ended March 31,
		2024	2023
Net loss	Net loss	$(21,761)	$(33,540)
Stock-based compensation	R&D, S&M, and G&A	5,524	4,185
Change in fair value of warrant liabilities	Change in fair value of warrant liabilities	207	207
Other	Other	1,357	6,432
Other expense (income), net	Other (expense) income, net	141	(17)
Adjusted net loss		(14,532)	(22,733)
Interest income	Interest income	(1,511)	(1,784)
Interest expense	Interest expense	300	—
Provision for income taxes	Provision for income taxes	3	87
Depreciation and amortization	Cost of revenue, R&D, S&M, and G&A	2,584	2,111
Adjusted EBITDA		$(13,156)	$(22,319)

Adjusted EPS		$(0.07)	$(0.11)
Weighted average shares used to compute adjusted EPS		208,873,449	202,565,877